UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

TORCH ENERGY ROYALTY TRUST

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box:)
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TORCH ENERGY ROYALTY TRUST
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
NOTICE OF MEETING OF UNITHOLDERS
TO BE HELD ON JANUARY 29, 2008
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
TO THE UNITHOLDERS OF
     TORCH ENERGY ROYALTY TRUST:
     Pursuant to Section 8.02 of the Trust Agreement (the “Trust Agreement”) of Torch Energy Royalty Trust, a Delaware statutory trust (the “Trust”), Trust Venture Company, LLC, a Delaware limited liability company, as a Unitholder owning of record more than ten percent in number of the outstanding units of beneficial interest (“Units”) in the Trust, has called a meeting of Unitholders of the Trust. The meeting will be held on January 29, 2008, at 10:00 a.m., local time, at Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, 77002, for the following purpose:
1.	To consider and vote upon a proposal to terminate the Trust in accordance with the applicable provisions of the Trust Agreement.
     Only Unitholders of record at the close of business on January 3, 2008 are entitled to notice of, and to exercise rights (including voting rights) at or in connection with, the meeting. Pursuant to the Trust Agreement, no matter other than that stated in this notice will be acted upon at the meeting.

TORCH ENERGY ROYALTY TRUST
By:	Wilmington Trust Company,
not in its individual capacity but solely
as Trustee for the Trust

By:	/s/ Bruce L. Bisson
Bruce L. Bisson, Vice President

Wilmington, Delaware
January 7, 2008

INFORMATION STATEMENT
TORCH ENERGY ROYALTY TRUST

MEETING OF UNITHOLDERS
TO BE HELD ON JANUARY 29, 2008

GENERAL
     This Information Statement is furnished to holders (“Unitholders”) of units of beneficial interest (“Units”) in Torch Energy Royalty Trust (the “Trust”) in connection with a meeting (the “Meeting”) of Unitholders of the Trust to be held on January 29, 2008, at 10:00 a.m., local time, at Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, 77002, for the purpose of considering and voting upon the proposal of a Unitholder for the termination of the Trust.
     The approximate date on which this Information Statement is first being sent to Unitholders is January 8, 2008.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     The Trust was formed effective October 1, 1993 under the Delaware Statutory Trust Act pursuant to the Trust Agreement of Torch Energy Royalty Trust (the “Trust Agreement”) dated October 1, 1993 by and among Torch Energy Advisors Incorporated, a Delaware corporation (“Torch Energy”), Torch Royalty Company, a Delaware corporation (“TRC”), Velasco Gas Company Ltd., a Texas limited partnership (“Velasco”), and Wilmington Trust Company (the “Trustee”). TRC and Velasco created net profits interests (“Net Profits Interests”), which burden certain oil and gas properties (“Underlying Properties”), and conveyed such Net Profit Interests to Torch Energy. Torch Energy conveyed the Net Profits Interests to the Trust in exchange for an aggregate of 8,600,000 Units. The sole purpose of the Trust is to hold the Net Profits Interests, to receive payments from TRC and Velasco, and to make payments to Unitholders. The Trust does not conduct any business activity.
     Pursuant to an administrative services agreement with the Trust, Torch Energy provides accounting, bookkeeping, informational and other services related to the Net Profits Interests. The Underlying Properties are depleting assets consisting of net profits interests in proven developed oil and gas properties located in the Chalkley Field in Cameron Parish, Louisiana, the Robinson’s Bend Field in the Black Warrior Basin of Alabama and the Austin Chalk Fields and the Upper and Lower Cotton Valley formations in Texas. Approximately 99% of the estimated reserves in the Underlying Properties are gas. The Net Profits Interests are the only assets of the Trust, other than cash and temporary investments being held for the payment of expenses and liabilities and for distribution to Unitholders. The mailing address of the principal executive offices of the Trust is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.
     The Meeting has been called by Trust Venture Company, LLC, a Delaware limited liability company (“Trust Venture”), pursuant to the provisions of Section 8.02 of the Trust Agreement, for the purpose of considering and voting upon a proposal to terminate the Trust in accordance with the applicable provisions of the Trust Agreement (the “Termination Proposal”). According to the provisions of the Trust Agreement, Unitholders owning of record not less than ten percent in number of the then outstanding Units may call a meeting of Unitholders. The Trustee has confirmed that Trust Venture owns of record more than ten percent in number of the outstanding Units. According to Amendment No. 10 to the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2007 and its most recently filed Form 4 on behalf of Trust Venture and its affiliates, Trust Venture was the beneficial owner of 5,812,495 Units, constituting approximately 67.6% of the Units outstanding, at such date. TRUST VENTURE HAS INFORMED THE TRUSTEE THAT IT INTENDS TO VOTE ALL ITS UNITS IN FAVOR OF THE TERMINATION PROPOSAL.

     The Trustee knows of no matter other than as stated in the foregoing notice of meeting that is to be presented for consideration at the Meeting, and pursuant to the Trust Agreement, no matter other than that stated in the notice to Unitholders shall be acted upon at the Meeting.
MEETING DATE AND VOTING SECURITIES
Time and Place of the Meeting
     The Meeting will be held on January 29, 2008 at 10:00 a.m. at Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, 77002.
Units Outstanding and Voting Rights
     Pursuant to the Trust Agreement, the close of business on January 3, 2008 (the “Record Date”) has been selected by the Trustee as the record date for determination of Unitholders entitled to notice of and to vote at the Meeting (the “Record Date Unitholders”). The only securities of the Trust outstanding are the Units. Each Record Date Unitholder shall be entitled to one vote for each Unit owned by such Record Date Unitholder on the Record Date. On the Record Date, there were 8,600,000 Units outstanding and entitled to be voted at the Meeting.
Voting Procedures
     Pursuant to the Trust Agreement, the Trustee may make such reasonable regulations consistent with the provisions of the Trust Agreement as it may deem advisable for the Meeting, for the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the Meeting of a list certified by or on behalf of the Trustee of the Unitholders entitled to vote at the Meeting and such other matters concerning the conduct of the Meeting as it shall deem advisable.
     At the Meeting, each Record Date Unitholder shall be entitled to one vote for each Unit owned by him, and any Record Date Unitholder may vote in person or by duly executed written proxy. Unitholders wishing to attend the Meeting will be required to provide proper identification or other acceptable evidence that the Unitholder is a Record Date Unitholder. The presence in person or by proxy of Unitholders holding a majority of the Units held by all Record Date Unitholders shall constitute a quorum to conduct business at the Meeting. In determining the presence of a quorum, any Units represented by proxies that reflect abstentions will be treated as present and entitled to vote. With respect to the Termination Proposal, the sole proposal scheduled to come before the Meeting, the affirmative vote of the holders of more than 66 ?% of the outstanding Units is required for approval, provided a quorum is present. In the case of the Termination Proposal, abstentions or otherwise unvoted Units are effectively treated as “no” votes. Proxies are not being solicited by the Trust nor to the knowledge of the Trustee, Trust Venture or any other Unitholder, in connection with the Meeting.
     Under the rules of the New York Stock Exchange, brokers who hold securities in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such securities. However, brokers do not have authority to vote on “non-routine” items (such as the Termination Proposal) without such instructions. Such “broker non-votes” (securities held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such securities) will be counted as present (if present or represented by proxy at the Meeting) and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any non-routine matter to be acted upon at the Meeting. For matters requiring the affirmative vote of a super-majority of the outstanding Units (such as the Termination Proposal), abstentions and “broker non-votes” are effectively treated as “no” votes.
No Right of Appraisal
     The Trust is governed by the Delaware Statutory Trust Act and the Trust Agreement. Neither the Delaware Statutory Trust Act nor the Trust Agreement provide for any rights of appraisal for dissenting Unitholders. Because Unitholders have no appraisal rights, no action or failure to act by any Unitholder with respect to the vote on the Termination Proposal shall have the effect of compromising or waiving any such rights.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
     The following table sets forth as of January 3, 2008 information with respect to the only Unitholders known to the Trustee to be beneficial owners of more than five percent of the outstanding Units. The following information is based solely on the most recent filings made by such beneficial owners with the SEC on Form 4, Schedule 13D or 13G or amendments related thereto.

		Amount of
		Beneficial		Percent
NAME OF BENEFICIAL OWNER	ADDRESS OF BENEFICIAL OWNER	Ownership		of Class

Trust Venture Company, LLC	Two Greenwich Plaza, First Floor Greenwich, CT 06830	5,812,495	(1)	67.6%

Trust Acquisition Company, LLC	Two Greenwich Plaza, First Floor Greenwich, CT 06830	5,812,495	(2)	67.6%

Silver Point Capital, L.P.	Two Greenwich Plaza, First Floor Greenwich, CT 06830	5,812,495	(2)	67.6%

Edward A. Mulé	Two Greenwich Plaza, First Floor Greenwich, CT 06830	5,812,495	(2)	67.6%

Robert J. O’Shea	Two Greenwich Plaza, First Floor Greenwich, CT 06830	5,812,495	(2)	67.6%

Advisory Research Microcap Value Fund, L.P.	180 N. Stetson Street, Suite 5500 Chicago, IL 60601	493,385	(1)	5.74%

Advisory Research Energy Fund, L.P.	180 N. Stetson Street, Suite 5500 Chicago, IL 60601	433,102	(1)	5.04%

(1)	Directly owned.

(2)	According to Amendment 10 to the Schedule 13D filed on December 26, 2007 with the SEC, these securities are owned directly by Trust Venture. Trust Acquisition Company, LLC (“Trust Acquisition”) is a member and the sole manager of Trust Venture and by virtue of such status may be deemed to be an indirect beneficial owner of the reported securities. Silver Point Capital, L.P. (“Silver Point”) is the sole manager of Trust Acquisition and by virtue of such status may be deemed to be an indirect beneficial owner of the reported securities. Messrs. Edward A. Mule and Robert J. O’Shea are each members of Silver Point Capital Management, LLC, the general partner of Silver Point, and by virtue of such status may be deemed to be indirect beneficial owners of the reported securities.
Security Ownership of Management
     The Trust has no directors or executive officers. As of January 3, 2008, the Trustee did not beneficially own any Units.
Changes in Control
     The Trustee knows of no arrangements that may at a subsequent date result in a change in control of the Trust, unless and to the extent the Termination Proposal or the other matters, agreements and arrangements described herein could be so characterized.

Past Contracts, Transactions, Negotiations and Agreements
     On May 10, 2007, a Third-Party Tender Offer (the “Offer”) was commenced by Trust Venture Company, LLC (the “Offering Group”), at a price of $8.00 per Unit, with the purpose of acquiring, together with Units already owned by the Offering Group, at least 66 ?% of the outstanding Units. At the time of the tender offer the Offering Group owned 315,600 Units, representing approximately 3.7% of the 8,600,000 Units then outstanding. On May 29, 2007, the Offering Group amended the Tender Offer Statement to change the members of the Offering Group, and to change the definition of Withdrawal Rights. On June 8, 2007, the Offering Group amended the Tender Offer Statement to increase the Purchase Price to $8.25 per Unit. On June 22, 2007, the Offering Group amended the Tender Offer Statement to waive the condition of the Offer that the Offering Group receive in the Offer valid and not withdrawn tenders for at least the number of Units that, together with the Units owned by the Offering Group as of the commencement of the Offer, would constitute at least 66 ?% of the outstanding Units. On June 28, 2007, the Offering Group amended the Tender Offer Statement to state that the Offer expired at 12:00 midnight, New York City time, on June 28, 2007. As of 5:00 p.m., New York City time, on June 28, 2007, 2,360,664 Units were tendered into the Offer, which, when added to the Units previously owned by the Offering Group, represent approximately 31 percent of the outstanding Units. All validly tendered Units were accepted for payment.
UNITHOLDER PROPOSAL FOR TERMINATION OF THE TRUST
     Trust Venture, as a Unitholder owning of record more than ten percent in number of the outstanding Units, has requested the Trust to call the Meeting for the purpose of conducting a vote of Unitholders on the Termination Proposal. The Trust Agreement provides that the Trust may be terminated on or after January 1, 2003 upon the affirmative vote in favor of termination by the holders of record of more than 66 ?% of the then outstanding Units. According to its most recently filed Form 4 with the SEC, Trust Venture held of record and beneficially owned 5,812,495 Units, constituting approximately 67.6% of the then outstanding Units, on the Record Date. TRUST VENTURE HAS INFORMED THE TRUSTEE THAT IT INTENDS TO VOTE ALL ITS UNITS IN FAVOR OF THE TERMINATION PROPOSAL.
     If the Termination Proposal is approved at the Meeting by the vote of the requisite percentage of Record Date Unitholders, then the date of the Meeting, January 29, 2008, will be the “Termination Date” of the Trust pursuant to the Trust Agreement. The Trust Agreement specifies the procedure, following the Termination Date, for the sale of the Trust’s assets (principally the Net Profits Interests) and the distribution of the proceeds from such sale, less certain administrative and other expenses, to Unitholders pursuant to the terms and conditions set forth in the Trust Agreement. The Trustee is not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Termination Proposal and the termination of the Trust.
Termination of the Trust
     In the event that the Trust is terminated, the Torch Energy Louisiana Royalty Trust (the “Louisiana Trust”), formed effective October 1, 1993 pursuant to that certain Trust Agreement by and among the Trust, Torch Energy, as settlor, and Hibernia National Bank (together with its successors and permitted assigns, the “Louisiana Trustee”) as trustee, will also terminate. The Trust is the beneficiary of the Louisiana Trust. In addition, certain agreements to which the Trust is a party, including that certain Oil and Gas Purchase Contract (the “Purchase Contract”) dated as of October 1, 1993, by and between Torch Energy Marketing, Inc. (along with its successors and permitted assigns, “TEMI”), TRC and Velasco, will expire or terminate upon the termination of the Trust. Notwithstanding the termination of the Purchase Contract, the Net Profit Interests will continue to burden the applicable wells on the Underlying Properties. The Trust believes that the conveyance documents creating the Net Profits Interests do not directly address whether the payments associated with the Net Profits Interests will continue to be calculated as if the Purchase Contract and Sharing Price (defined below) were still in effect, regardless of the proceeds received from the sales associated with the wells. The Trust is in the process of requesting clarification from Torch Energy (the administrative service provider of the Trust) regarding the anticipated calculations of the Net Profits Interests on a going forward basis should the Trust terminate.
     Under the Purchase Contract, TEMI is obligated to purchase all net production attributable to the Underlying Properties for an index price for oil and gas (“Index Price”), less certain gathering, treating and transportation charges, which are calculated monthly. The Index Price equals the average spot market prices of oil and gas at the four locations where TEMI sells production. The Purchase Contract also provides that TEMI pay a minimum price (“Minimum Price”) for gas production. The Minimum Price is adjusted annually for inflation and was $1.80, $1.77 and $1.73 per MMBtu for 2006, 2005 and 2004, respectively. When TEMI pays a purchase price based on the Minimum Price it receives price credits equal to the difference between the Index Price and the Minimum Price, which it is entitled to deduct in determining the purchase price when the Index Price for gas exceeds the Minimum Price. As of September 30, 2007, TEMI had no outstanding price credits and no price credits were deducted in calculating the purchase price related to distributions during the three years ended December 31, 2006 and the nine months ended September 30, 2007. In addition, if the Index Price for gas exceeds the sharing price, which is adjusted annually for inflation (“Sharing Price”), TEMI is entitled to deduct 50% of such excess in determining the purchase price. The Sharing Price was $2.22, $2.18 and $2.13 per MMBtu in 2006, 2005 and 2004, respectively. Such price sharing arrangement reduced net proceeds to the Trust during the years ended December 31, 2006, 2005 and 2004 and the nine months ended September 30, 2007 by $11.1 million, $8.9 million, $6.8 million and $5.6 million, respectively.
     Within five business days of the Termination Date (i.e., the date the Unitholders vote to terminate the Trust), the Trustee must (i) provide TRC, Velasco, any other owner of the Underlying Properties and the Louisiana Trustee with written notice of the termination of the Trust (the “Trust Termination Notice”) and (ii) engage an investment banking firm (the “Advisor”) to assist the Trustee and the Louisiana Trustee in selling the remaining net profits interests then owned by the Trust and the Louisiana Trust (the “Remaining Net Profits Interests”). Within five business days of its receipt of the Trust Termination Notice, the Louisiana Trustee must provide Torch Energy and any other owner of Underlying Properties held by the Louisiana Trust with written notice of the termination of the Louisiana Trust. The Trustee must use its best efforts, with the Advisor’s assistance, to sell or cause to be sold the Remaining Net Profits Interests owned by the Trust. The Louisiana Trustee must also use its best efforts, with the Advisor’s assistance, to obtain offers for the Remaining Net Profits Interests owned by the Louisiana Trust.
     Pursuant to the Trust Agreement, TRC, Velasco, or the owner of the Underlying Properties will deposit all proceeds of production following the Termination Date payable to the Trust or the Louisiana Trust attributable to the conveyances pursuant to which the Remaining Net Profits Interests were conveyed to the Trust and the Louisiana Trust (the “Conveyances”) into a non-interest bearing account (the “Deposit Account”) and, upon closing of the sale of the Remaining Net Profits Interests, will pay all deposited amounts to the buyer of the Remaining Net Profits Interests. In the event that all Remaining Net Profits Interests are not, for any reason, sold or a definitive agreement for sale thereof is not entered into prior to the 150th day following the Termination Date, TRC, Velasco or the owner of the Underlying Properties will pay all amounts deposited in the Deposit Account to the Trust and all amounts attributable to the Conveyances thereafter payable to the Trust will be paid to the Trust and the Louisiana Trust in accordance with the terms of such Conveyances, and such amounts will be distributed to the Unitholders in accordance with the terms of the Trust Agreement and the Louisiana Trust Agreement.
     The Trustee may accept any offer (including offers, if any, made by Trust Venture, TRC, Velasco, Torch Energy, any other Unitholder or any affiliate thereof) for all or any part of the Remaining Net Profits Interests as it deems to be in the best interest of the Trust and the Unitholders and may continue for up to one calendar year after the Termination Date to seek a buyer or buyers of any remaining assets and properties of the Trust, in an orderly fashion not involving a public auction. If any assets or property of the Trust have not been sold, or no definitive agreement for their sale has been entered into, by the end of one calendar year following the Termination Date, the Trustee will cause the property to be sold at public auction to the highest cash bidder (which may be Trust Venture, TRC, Velasco, Torch Energy, any other Unitholder or any affiliate thereof). Notice of such auction must be mailed to each Unitholder at least 30 calendar days prior to the auction. The proceeds from any sale of the Remaining Net Profits Interests will be distributed to the Unitholders in accordance with the terms of the Trust Agreement and the Louisiana Trust Agreement.
     As described above, upon termination of the Trust, the Trustee is required to sell the Remaining Net Profits Interests. No assurances can be given that the Trustee will be able to sell the Remaining Net Profits Interests. Furthermore, there can be no assurance as to the amount that will be ultimately distributed to Unitholders following such a sale. Such distributions may be below the current market price of the Units.

     The Trustee is not authorized, within the express terms of its fiduciary duties and responsibilities under the Trust Agreement, and therefore is unable to take a position with respect to the Termination Proposal.
     UNITHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY AND IN ITS ENTIRETY.
SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES
     In connection with the Termination Proposal and the resulting liquidation of the Trust pursuant to the provisions of the Trust Agreement, the Trust will not incur any federal income tax liability as a result of the sale of the Remaining Net Profits Interests, and the sale thereof (the “NPI Sale”), or payment to Unitholders of the net proceeds from such sale (the “Liquidating Distributions”).
NPI Sale and Liquidating Distributions
     For federal income tax purposes, the NPI Sale will be taxable to the Unitholders of record on the Special Distribution Record Date (defined below). Each Unitholder will recognize gain or loss on the NPI Sale measured by the difference between the Unitholder’s share of the amount realized on the NPI Sale and his or her adjusted basis for such Unitholder’s Units. The amount realized from the NPI Sale will be allocated to Unitholders in the same manner as the Trustee allocates the income received by the Trust (i.e., to the Unitholders of record on the Special Distribution Record Date). Thereafter, each Unitholder may recognize additional income or loss in an amount equal to his or her share of any income or deductions of the Trust in accordance with his or her own method of accounting.
     Prior to determining the gain or loss resulting from the NPI Sale, each Unitholder should reduce his tax basis (but not below zero) in the Net Profits Interests (and, correspondingly, his Units) by (1) the amount of depletion allowable with respect to the Remaining Net Profits Interests through the date of the NPI Sale, and (2) by the amount of any return of capital including returns of capital resulting from (i) adjustments to the cash reserve maintained by the Trust during a quarterly period and (ii) an increase in the cash reserve maintained by the Trust in anticipation of Trust expenses incurred or in connection with the NPI Sale and the liquidation of the Trust. See the discussion regarding “Allocations After Vote to Terminate Trust” below.
     Assuming the Unitholder holds his or her Units as a capital asset, gain or loss from the NPI Sale will be treated as a capital gain or loss. If the Units have been held for more than one year, the gain or loss will constitute a long-term capital gain or loss; otherwise, the gain or loss will constitute a short-term capital gain or loss. Notwithstanding the foregoing, a Unitholder must, upon the NPI Sale, treat as ordinary income his depletion recapture amount, which is an amount equal to the lesser of (i) the gain on such sale attributable to the disposition of the Remaining Net Profits Interests or (ii) the sum of the prior depletion deductions taken with respect to the Remaining Net Profits Interests (but not in excess of the initial basis of such Units allocated to the Remaining Net Profits Interests). Unitholders will be notified of their respective shares of (a) ordinary income for the Trust’s final fiscal year and/or quarter and (b) the amount realized from the NPI Sale, in normal tax-reporting fashion.
Allocations After Vote to Terminate the Trust
     Generally, a Unitholder is entitled to income and depletion associated with the Trust’s oil and gas production to the extent that he or she is an owner of the economic interest therein at the time the oil and gas is produced and sold. Since the inception of the Trust, the Trustee has reported the income associated with cash paid to the Trust during a calendar quarter, and the depletion allowable with regard to such income, to Unitholders of record on the quarterly record date for such quarter. With respect to each complete calendar quarter, the quarterly record date for such calendar quarter is on the last day of the second month of the calendar quarter unless such day is not a business day, in which case the record date is the next business day thereafter (the “Quarterly Record Date”).
     If the Termination Proposal is approved, the Trust Agreement provides that any purchaser of the Remaining Net Profits Interests is entitled to all proceeds of production attributable to the Remaining Net Profits Interests after the Termination Date. As a result, all cash proceeds attributable to the period from the end of the prior calendar quarter to the Termination Date will be reported (based on a daily proration of the proceeds for the entire calendar quarter) and distributed to Unitholders of record on the Quarterly Record Date following the end of the calendar quarter in which the Termination Date occurs. However, unlike the allocation of cash proceeds between Unitholders and the purchaser of the Remaining Net Profits Interests, income and depletion attributable to the Remaining Net Profits Interests for the entire calendar quarter in which the Termination Date occurs (and for all subsequent calendar quarters thereafter until the NPI Sale) will be reported to and includible in income of Unitholders of record on the Quarterly Record Date following the end of such calendar quarter. Such amounts included in Unitholders income will be additions to the tax basis of their Units and therefore will correspondingly reduce the gain, if any, reportable on the NPI Sale.
     For the calendar quarter in which the NPI Sale occurs, income and depletion attributable to the Remaining Net Profits Interests for the period beginning on the first day of such calendar quarter and ending on the date of the NPI Sale will be allocated to Unitholders of record on the Special Distribution Record Date. The “Special Distribution Record Date” means the date of the NPI Sale, unless the date of the NPI Sale is ten days or less prior to a Quarterly Record Date, in which case the Distribution Record Date will be the next Quarterly Record Date (unless the Trustee determines that another date is required to comply with applicable law or the rules of any securities exchange or quotation system on which the Units are listed, in which event the Special Distribution Record Date will be such other date). The Trustee will endeavor to cause the Special Distribution Record Date to be a normal Quarterly Record Date, but no assurance can be given that the NPI Sale will occur in such a manner to cause the two dates to occur concomitantly.
     Cash held by the Trust following the NPI Sale (including (i) the remaining portion of such cash, if any, retained by the Trust following the NPI Sale to pay expenses of the Trust incurred in connection with the liquidation, winding up and reporting requirements, and (ii) any interest earned on proceeds held by the Trust) will be distributed to Unitholders of record on the Special Distribution Record Date. Within ten days following the Special Distribution Record Date, the Trustee anticipates making a distribution of the proceeds from the NPI Sale and any remaining cash reserves of the Trust (but excluding amounts paid to the Trust attributable to the Remaining Net Profits Interests after the Termination Date and prior to the date of the NPI Sale) reduced by amounts used by the Trustee to pay liabilities of the Trust or to establish a cash reserve for anticipated expenses of the Trust incurred in connection with the liquidation, winding up and reporting requirements of the Trust. After the Trust has completed all of its obligations regarding the liquidation, winding up and reporting requirements and paid all liabilities and expenses of the Trust, the Trustee will distribute any remaining cash amount to the Unitholders of record on the Special Distribution Record Date.
     It is possible that the United States Internal Revenue Service (“IRS”) may challenge the Trust’s use of (i) the Special Distribution Record Date to determine the reporting to Unitholders of (a) the amount realized from the NPI Sale, and (b) for the short period beginning on the first day of the calendar quarter in which the NPI Sale occurs and ending on the date of the NPI Sale, income arising from the Remaining Net Profits Interests and allowable depletion with regard thereto, or (ii) the quarterly record date allocations for the full or final partial quarter in which the Trust was in existence, or (iii) the reporting of income and allowable depletion attributable to the Remaining Net Profits Interest for any period less than a complete calendar quarter. Any IRS challenge is likely to have a material adverse effect only if successful and only for certain Unitholders.
     The information above is only a summary of some of the U.S. federal income tax consequences generally affecting the Trust and its individual U.S. Unitholders resulting from the liquidation of the Trust. This summary does not address the particular federal income tax consequences applicable to Unitholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences of the liquidation may affect Unitholders differently depending upon their particular tax situations, and, accordingly, this summary is not a substitute for careful tax planning and reporting on an individual basis.
UNITHOLDERS SHOULD CONSULT THEIR RESPECTIVE TAX ADVISERS TO DETERMINE THE FEDERAL, STATE AND OTHER INCOME TAX CONSEQUENCES OF THE LIQUIDATION OF THE TRUST WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.
THE TRUSTEE MAKES NO RECOMMENDATION AS TO THE MATTERS SET FOR HEREIN. PLEASE CALL MARIA BARBER OF TORCH ENERGY ADVISORS, INC. AT 1-800-536-7453 WITH QUESTIONS.

MARKET FOR THE UNITS
     The Units are listed and traded on the New York Stock Exchange under the symbol “TRU.” The following table sets forth, for the periods indicated, the high and low sales prices per Unit on the New York Stock Exchange (“NYSE”) and the amount of quarterly cash distributions per Unit made by the Trust:

	Price
				Distributions
	High		Low	per Unit
2005
First Quarter ended March 31, 2005	$8.11		$6.45	$0.22
Second Quarter ended June 30, 2005	$8.15		$6.13	$0.12
Third Quarter ended September 30, 2005.	$7.20		$6.60	$0.15
Fourth Quarter ended December 31, 2005.	$7.23		$6.44	$0.16
2006
First Quarter ended March 31, 2006	$8.10		$6.84	$0.35
Second Quarter ended June 30, 2006	$9.00		$7.13	$0.25
Third Quarter ended September 30, 2006.	$10.22		$7.02	$0.14
Fourth Quarter ended December 31, 2006.	$7.64		$6.28	$0.10
2007
First Quarter ended March 31, 2007	$7.30		$6.16	$0.099
Second Quarter ended June 30, 2007	$8.31		$6.33	$0.10
Third Quarter ending September 30, 2007	$10.00		$7.11	$0.122
Fourth Quarter ended December 31, 2007.	$11.82	*	$7.51	$0.156
*On December 17, 2007, the Trust discovered after the markets closed, and verified on December 18, 2007, that there was a clerical error in the processing of a trade through one of the trading exchanges causing the closing price of the Trust units on December 17, 2007 to be erroneously reported. The Trust has obtained information that the clerical error has been corrected.
The closing sales price per Unit on the NYSE on January 3, 2008 was $10.35.
AVAILABILITY OF AUDITORS
     UHY LLP serves as independent auditors of the financial statements of the Trust. It is expected that representatives of UHY LLP will attend the Meeting and be available to answer appropriate questions from Unitholders.
INCORPORATION BY REFERENCE
     The following documents have been filed by the Trust with the SEC and are incorporated by reference into this Information Statement:
     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended;
     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2007, and September 30, 2007; and
     (c) Trust Agreement of Torch Energy Royalty Trust, which was filed as Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 33-68688), as amended, filed by Torch Energy with the SEC on its own behalf and as sponsor of the Trust.
     All documents subsequently filed by the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Information Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Information Statement.
ADDITIONAL INFORMATION
Delivery of Information Statement
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for certain statements with respect to two or more security holders sharing the same address by delivering a single statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. Brokers with accountholders who are Unitholders may be householding this Information Statement. If so, a single copy of this Information Statement will be delivered to multiple Unitholders sharing an address unless contrary instructions have been received from one or more of the affected Unitholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, please notify your broker or direct your written request to the Trustee at Wilmington Trust Company, Attn: Bruce L Bisson, Vice President, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 or contact the Trustee by telephone at (302) 636-6016. The Trustee will promptly deliver a separate copy to you at such shared address upon request. If you and one or more other security holders sharing the same address are receiving multiple copies of this Information Statement and you prefer to receive a single statement, please notify your broker or direct your written request to the Trustee at the contact information above.
Miscellaneous
     The Trustee will also provide without charge to each person to whom this Information Statement is provided, upon the written request of any such person and by first class mail or equally prompt means within one day of receipt of such request, a copy of any and all information that has been incorporated by reference into this Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates). Requests for such information should be directed to the Trustee at the above address.

TORCH ENERGY ROYALTY TRUST
By:	Wilmington Trust Company
not in its individual capacity but solely
as Trustee for the Trust

By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

Wilmington, Delaware
January 7, 2008